EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement (Form F-4 of Tower Semiconductor Ltd. anticipated to be filed on or about June 25, 2008) of our report dated February 21, 2007 relating to the consolidated financial statements of Jazz Technologies, Inc., (formerly Acquicor Technology Inc) for the year ended December 31, 2006. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
New York, New York

June 24, 2008